Exhibit 10.11

DISBURSEMENT ACCOUNT AGREEMENT

TO: Deutsche Bank National Trust Company, as Custodian

1761 East St. Andrew Place
Santa Ana, CA 92705

FROM: St. Andrew Funding Trust, as Issuer.

Dated: December 19, 2006

Re: Custodial Agreement, dated as of December 19, 2006, by and among St. Andrew Funding Trust, Home123 Corporation, New Century Mortgage Corporation, Deutsche Bank Trust Company Americas and Deutsche Bank National Trust Company (the “Custodial Agreement”). Capitalized terms used herein shall have the meanings provided in the Custodial Agreement.

In connection with the administration of Mortgage Loans held by you as Custodian for us, we request, and you agree to establish and maintain a segregated, non-interest bearing trust account (the “Wire Out Account”) for and on behalf of us entitled “St. Andrew Funding Trust Wire Out Account”, Account Number 38489. All related fees and expenses for such Wire Out Account shall be borne by us. You shall hold funds in the Wire Out Account uninvested.

For each Mortgage Loan intended to be financed by us through funds provided by the issuance of Secured Liquidity Notes, it is agreed as follows:

1.	The Custodian shall, upon request, provide the title company (as identified by the Servicer), New Century Mortgage Corporation as Servicer, and the Issuer with the federal wire reference number for any particular payment.

2.	Unless otherwise agreed, with respect to the Wire Out Account, the Issuer will enter disbursement instructions by 4:00 p.m. (New York time) through the Custodian’s suspended wire system, and the Custodian will immediately disburse such funds in accordance with such disbursement instructions provided (i) sufficient funds exist in the Wire Out Account, and (ii) such instructions do not include the Issuer as payee. The Custodian will disburse funds only to the extent sufficient funds exist in the Wire Out Account.

3.	The Issuer may also deliver a written wire disbursement instruction notice to the Custodian, signed by an Authorized Representative of the Issuer.

4.	The Custodian shall be under no obligation to verify, check, or review wire instructions unless requested to do so by the Issuer.

5.	The Custodian shall be entitled to same rights, protections, immunities and indemnities set forth in the Custodial Agreement as if specifically set forth herein.

6.	It is expressly understood and agreed by the parties hereto that (a) this Disbursement Account Agreement is executed and delivered by Christiana Bank & Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Christiana Bank & Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Disbursement Account Agreement or any other related documents.

ST. ANDREW FUNDING TRUST
By: CHRISTIANA BANK & TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee
By: /s/ James M. Young
Name: James M. Young
Title: Vice President

Agreed and Approved:

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Custodian
By: /s/ Aimee Tabor
Name: Aimee Tabor
Title: Assistant Vice President

By: /s/ Carlos Falconi
Name: Carlos Falconi
Title: Associate